Exhibit 99.3

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES
PUBLIC OFFERING OF COMMON UNITS

Wednesday, November 8, 2017	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) (the “Partnership” or “we”) today announced the commencement of an underwritten public offering to sell 2,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) or up to an aggregate of 2,875,000 Common Units if the underwriters exercise their option to purchase additional Common Units in full (the “Offering”).  TransMontaigne GP L.L.C., the general partner of the Partnership, is expected to make a proportionate cash contribution to maintain its 2.0% general partner interest in the Partnership.

The Partnership intends to use the net proceeds from the Offering, including any net proceeds from the underwriters’ exercise of their option, to fund a portion of the purchase price for the previously announced acquisition of two West Coast refined products and crude oil storage terminals in the San Francisco Bay Area, known as the Martinez Terminal and Richmond Terminal, from an affiliate of Plains All American Pipeline, L.P. (the “Acquisition”) and for general partnership purposes. The Offering is not conditioned on the consummation of the Acquisition. If the Acquisition is not consummated, the Partnership intends to use the net proceeds from the Offering for general partnership purposes.

BofA Merrill Lynch will act as the lead book-running manager for the Offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering as follows:

BofA Merrill Lynch
NC1-004-03-43

200 North College Street, 3rd floor

Charlotte, NC 28255-0001

Attention: Prospectus Department

Email: dg.prospectus_requests@baml.com

The Common Units will be offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels. Heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. A number of factors could cause actual results to differ materially from the Partnership’s expectations and adversely affect its business and results of operations, including the Partnership’s ability to close successfully on the Common Units offering and to use the net proceeds as indicated in this press release.  See “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 14, 2017, and other public filings and press releases. Except as required by law, the Partnership undertakes no obligation to publicly update or revise any forward-looking statements.

CONTACT:

TransMontaigne Partners L.P.

(303) 626-8200

Frederick W. Boutin, Chief Executive Officer

Robert T. Fuller, Chief Financial Officer